GCP Applied Technologies Reports Fourth Quarter and Full Year 2019 Results

•	Delivered full-year 2019 results in-line with outlook

•	Drove fourth consecutive quarter of significantly increased profitability for Specialty Construction Chemicals

•	Advanced restructuring programs resulting in $16 million decrease in selling, general and administrative expenses in 2019

•	Continued to grow net cash provided by continuing operations and Adjusted Free Cash Flow* in 2019

•	2019 Net sales of $1.014 billion; Net Sales, Constant Currency* of $1.038 billion

•	2019 Income from continuing operations attributable to GCP shareholders of $41 million; Adjusted EBIT* of $102 million

Cambridge, MA - February 26, 2020 - GCP Applied Technologies Inc. (NYSE: GCP), a leading global provider of construction products technologies, today announced results for the fourth quarter and full year 2019.

For the three months ended December 31, 2019, GCP reported net sales of $258.3 million compared to $276.1 million in the prior year quarter. Net Sales Constant Currency Excluding Market Exits* were $260.9 million versus $269.9 million in the prior year quarter. Income from continuing operations attributable to GCP shareholders was $5.9 million compared to $19.7 million in the fourth quarter of 2018, while Adjusted EBIT* was $29.9 million compared to $32.1 million in the prior year quarter. Diluted EPS from continuing operations attributable to GCP shareholders was $0.08 versus $0.27 in the fourth quarter of 2018, while Adjusted EPS* was $0.27 compared to $0.29 in the prior year quarter.

Commenting on GCP's fourth quarter and full year results, Randy Dearth, President and Chief Executive Officer, said, "Our performance in the fourth quarter and ability to meet our financial commitments for 2019 demonstrate that our actions to position GCP for growth are taking hold. We have made real progress, including the implementation of a new organizational structure, a significant increase in profitability for Specialty Construction Chemicals, solid revenue and truck install growth for VERIFI®, a reduction in our expenses, and meaningful growth in Adjusted Free Cash Flow*."

Dearth continued, "As I look to the future, I am confident that we are on the right track. While we recognize that we have more work to do to raise our performance and efficiency, we are taking significant actions. We are focused on returning Specialty Building Materials to sustainable growth, continuing to build out our VERIFI® franchise, implementing additional efficiency projects, and further optimizing SCC's operating model. We expect these initiatives to produce a more stable business with the potential to create substantial value for shareholders."

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Total GCP Applied Technologies
($ Millions)

	Q4 2019	% Change	FY 2019	% Change
Net sales	$258.3	(6.4)%	$1,013.5	(9.9)%
Net Sales, Constant Currency*	$260.9	(5.5)%	$1,038.1	(7.8)%
Net Sales Constant Currency Excluding Market Exits*	$260.9	(3.3)%	$1,038.1	(3.6)%
Gross margin	37.5%	110 bps	37.8%	140 bps
Income from continuing operations attributable to GCP shareholders	$5.9	(70.1)%	$40.6	NM
Income from continuing operations attributable to GCP shareholders as a percentage of net sales	2.3%	(480) bps	4.0%	540 bps
Diluted EPS from continuing operations attributable to GCP shareholders	$0.08	(70.4)%	$0.56	NM
Adjusted EPS*	$0.27	(6.9)%	$0.81	(11.0)%
Adjusted EBIT*	$29.9	(6.9)%	$101.8	(14.4)%
Adjusted EBIT Margin*	11.6%	0 bps	10.0%	(60) bps
Adjusted EBITDA*	$41.5	(3.0)%	$145.0	(9.9)%
Adjusted EBITDA Margin*	16.1%	60 bps	14.3%	0 bps

Fourth Quarter 2019 Details:

•
Net sales decreased 6.4% primarily due to lower project activity within SBM, planned exits from unprofitable geographic markets within SCC and the unfavorable impact of foreign currency translation, partially offset by price increases in both SCC and SBM. Net Sales Constant Currency Excluding Market Exits* decreased 3.3%.

•
Gross margin increased 110 basis points to 37.5% primarily due to improved pricing, the favorable impact of exiting unprofitable geographic markets within SCC and restructuring savings, which more than offset unfavorable product mix in SBM.

•
Income from continuing operations attributable to GCP shareholders was $5.9 million compared to $19.7 million for the prior year quarter. The decrease was primarily due to a loss from pension mark-to-market adjustment compared to a gain in the prior year quarter, partially offset by an income tax benefit in the current quarter compared to an income tax provision in the prior year quarter.

•
Adjusted EBIT* of $29.9 million decreased 6.9% as lower SBM operating income was partially offset by higher SCC operating income. Adjusted EBIT Margin* of 11.6% was consistent with the prior year quarter.

•	Adjusted EBITDA* decreased 3.0% to $41.5 million and Adjusted EBITDA Margin* increased 60 basis points to 16.1%.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Fourth Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	Q4 2019	% Change	FY 2019	% Change
Net sales	$145.2	(7.0)%	$579.1	(10.0)%
Net Sales, Constant Currency*	$147.0	(5.8)%	$596.2	(7.4)%
Net Sales, Constant Currency Excluding Market Exits*	$147.0	(1.9)%	$596.2	0.3%
Gross margin	36.5%	430 bps	35.9%	370 bps
Segment operating income	$14.7	63.3%	$56.6	40.8%
Segment operating margin	10.1%	430 bps	9.8%	360 bps

•
Net sales decreased 7.0% primarily due to strategic exits from unprofitable geographic markets and lower activity in Asia Pacific, with price increases more than offsetting the unfavorable impact of foreign currency translation. Net Sales Constant Currency Excluding Market Exits* decreased 1.9%.

•	Gross margin increased 430 bps primarily due to improved pricing, raw material deflation, the favorable impact of restructuring activities, and exiting unprofitable geographic markets.

•	Segment operating margin increased 430 bps primarily due to higher gross margin.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	Q4 2019	% Change	FY 2019	% Change
Net sales	$113.1	(5.8)%	$434.4	(9.9)%
Net Sales, Constant Currency*	$113.9	(5.1)%	$441.9	(8.3)%
Gross margin	39.1%	(320) bps	40.7%	(190) bps
Segment operating income	$21.7	(26.2)%	$85.8	(24.5)%
Segment operating margin	19.2%	(530) bps	19.8%	(380) bps

•
Net sales decreased 5.8% as an increase in Residential volumes and improved pricing was more than offset by a decline in Building Envelope volumes in North America and Asia Pacific, as well as the unfavorable impact of foreign currency translation.

•	Gross margin of 39.1% decreased 320 basis points primarily due to unfavorable product mix.

•
Segment operating income of $21.7 million decreased 26.2% due to lower sales volumes impacting operating leverage, lower gross margin and an acquisition-related settlement related to Stirling Lloyd recognized in the prior year quarter.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Restructuring and Repositioning Plans
GCP's restructuring and repositioning plans are focused on the Company's SCC segment, its global supply chain, and its general administration and business support functions. The plans are designed to reduce the Company's complexity, create a more efficient and effective organization, and generate approximately $80 million in expected savings from 2018 through 2022. These expected savings exclude savings that the Company achieved from the execution of its 2017 restructuring and repositioning plan. GCP will continue to evaluate opportunities to improve its operations and cost structure beyond its currently active initiatives.

Full Year 2020 Outlook

Guidance	2020
Net Sales, Constant Currency(1)*	Growth of approximately 2%
Adjusted EBITDA(2)*	$148 million to $163 million
Adjusted EBIT(2)*	$100 million to $115 million
Adjusted EPS(2)(3)(4)*	$0.79 to $0.95
Adjusted Free Cash Flow(2)*	$50 million to $65 million

1Assumes prior-year monthly FX rates carried forward into the guidance period.
2Assumes December 31, 2019 FX rates carried forward into the guidance period.
3Includes tax rate of 27.5% to 28.5%.
4Assumes 73 million shares outstanding.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its 2019 results and full-year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing +1 800-353-6461 in the U.S. or +1 (334) 323-0501 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies earnings call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available until March 4, 2020. To listen to the playback, please dial +1 (888) 203-1112 in the U.S. or +1 (719) 457-0820 internationally; the access code is 5795742. An audio webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including: Net Sales Constant Currency, Net Sales Constant Currency Excluding Market Exits, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These measures are provided to investors and others to improve the period-to-period and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

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About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include admixtures and additives for concrete and cement, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty construction products. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc. Consolidated Statements of Operations (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2019	2018	2019	2018
Net sales	$258.3	$276.1	$1,013.5	$1,125.4
Cost of goods sold	161.5	175.8	630.4	715.5
Gross profit	96.8	100.3	383.1	409.9
Selling, general and administrative expenses	66.3	69.3	273.0	289.1
Research and development expenses	4.6	4.8	18.4	20.2
Interest expense and related financing costs	5.4	6.0	22.7	92.4
Repositioning expenses	4.8	3.8	20.4	9.6
Restructuring expenses and asset impairments	1.1	1.6	9.9	14.8
Other expenses (income), net	10.0	(15.4)	4.3	(26.7)
Total costs and expenses	92.2	70.1	348.7	399.4
Income from continuing operations before income taxes	4.6	30.2	34.4	10.5
Benefit (provision) for income taxes	1.4	(10.5)	6.6	(26.3)
Income (loss) from continuing operations	6.0	19.7	41.0	(15.8)
(Loss) income from discontinued operations, net of income taxes	(0.2)	4.6	5.7	31.3
Net income	5.8	24.3	46.7	15.5
Less: Net income attributable to noncontrolling interests	(0.1)	—	(0.4)	(0.3)
Net income attributable to GCP shareholders	$5.7	$24.3	$46.3	$15.2
Amounts Attributable to GCP Shareholders:
Income (loss) from continuing operations attributable to GCP shareholders	5.9	19.7	40.6	(16.1)
(Loss) income from discontinued operations, net of income taxes	(0.2)	4.6	5.7	31.3
Net income attributable to GCP shareholders	$5.7	$24.3	$46.3	$15.2
Earnings (loss) Per Share Attributable to GCP Shareholders:
Basic earnings (loss) per share:
Income (loss) from continuing operations attributable to GCP shareholders	$0.08	$0.27	$0.56	$(0.22)
Income from discontinued operations, net of income taxes	$—	$0.06	$0.08	$0.43
Net income attributable to GCP shareholders(1)	$0.08	$0.34	$0.64	$0.21
Weighted average number of basic shares	72.8	72.2	72.6	72.1
Diluted earnings (loss) per share:(2)
Income (loss) from continuing operations attributable to GCP shareholders	$0.08	$0.27	$0.56	$(0.22)
Income from discontinued operations, net of income taxes	$—	$0.06	$0.08	$0.43
Net income attributable to GCP shareholders(1)	$0.08	$0.33	$0.64	$0.21
Weighted average number of diluted shares	73.0	72.8	72.9	72.1
______________________________
(1)     Amounts may not sum due to rounding.
(2)     Dilutive effect only applicable to periods where there is net income from continuing operations.

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)
(In millions, except par value and shares)	December 31, 2019	December 31, 2018
ASSETS
Current Assets
Cash and cash equivalents	$325.0	$326.1
Trade accounts receivable (net of allowances of $7.5 million and $5.8 million, respectively)	183.7	198.6
Inventories, net	95.9	110.5
Other current assets	43.7	44.6
Current assets held for sale	—	3.4
Total Current Assets	648.3	683.2
Properties and equipment, net	245.3	225.1
Operating lease right-of-use assets	29.3	—
Goodwill	208.9	207.9
Technology and other intangible assets, net	80.7	89.0
Deferred income taxes	26.1	25.5
Overfunded defined benefit pension plans	25.0	22.5
Other assets	38.0	28.0
Non-current assets held for sale	0.5	0.7
Total Assets	$1,302.1	$1,281.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Debt payable within one year	$2.7	$10.6
Operating lease obligations payable within one year	8.1	—
Accounts payable	88.4	121.4
Other current liabilities	113.6	145.5
Total Current Liabilities	212.8	277.5
Debt payable after one year	346.5	346.1
Operating lease obligations	21.6	—
Income taxes payable	41.4	37.7
Deferred income taxes	13.1	12.4
Unrecognized tax benefits	42.2	62.8
Underfunded and unfunded defined benefit pension plans	67.5	48.1
Other liabilities	15.9	15.5
Non-current liabilities held for sale	—	0.4
Total Liabilities	761.0	800.5
Commitments and Contingencies
Stockholders' Equity
Preferred stock, par value $0.01; authorized: 10,000,000 and 0 shares, respectively; no shares issued or outstanding	—	—
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 72,850,268 and 72,176,324, respectively	0.7	0.7
Paid-in capital	53.4	39.6
Accumulated earnings	610.2	563.9
Accumulated other comprehensive loss	(117.0)	(120.0)
Treasury stock	(8.6)	(4.8)
Total GCP Stockholders' Equity	538.7	479.4
Noncontrolling interests	2.4	2.0
Total Stockholders' Equity	541.1	481.4
Total Liabilities and Stockholders' Equity	$1,302.1	$1,281.9

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)
	Year Ended December 31,
(In millions)	2019	2018
OPERATING ACTIVITIES
Net income	$46.7	$15.5
Less: Income from discontinued operations	5.7	31.3
Income (loss) from continuing operations	41.0	(15.8)
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	43.2	42.0
Amortization of debt discount and financing costs	1.4	1.6
Unrealized loss on foreign currency	0.1	0.6
Stock-based compensation expense	6.2	3.7
Gain on termination and curtailment of pension and other postretirement benefit plans	(1.2)	(0.2)
Deferred income taxes	(19.3)	3.2
Loss on debt refinancing	—	59.8
Gain on disposal of property and equipment	(0.7)	(0.9)
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	13.1	9.3
Inventories	13.9	(7.8)
Accounts payable	(26.8)	(9.7)
Pension assets and liabilities, net	18.9	(7.0)
Other assets and liabilities, net	(11.8)	(3.4)
Net cash provided by operating activities from continuing operations	78.0	75.4
Net cash used in operating activities from discontinued operations	(13.7)	(133.0)
Net cash provided by (used in) operating activities	64.3	(57.6)
INVESTING ACTIVITIES
Capital expenditures	(61.6)	(55.0)
Businesses acquired, net of cash acquired	—	(29.5)
Other investing activities	0.5	(2.4)
Net cash used in investing activities from continuing operations	(61.1)	(86.9)
Net cash (used in) provided by investing activities from discontinued operations	(0.4)	0.1
Net cash used in investing activities	(61.5)	(86.8)
FINANCING ACTIVITIES
Borrowings under credit arrangements	—	56.3
Repayments under credit arrangements	(7.6)	(69.6)
Proceeds from issuance of long term note obligations	—	350.0
Repayments of long term note obligation	—	(578.3)
Cash paid for debt financing costs	—	(6.9)
Payments of tax withholding obligations related to employee equity awards	(3.8)	(1.4)
Proceeds from exercise of stock options	7.6	5.5
Noncontrolling interest dividend	—	(0.1)
Other financing activities	(0.4)	(2.8)
Payments on finance lease obligations	(0.8)	—
Net cash used in financing activities from continuing operations	(5.0)	(247.3)
Net cash provided by financing activities from discontinued operations	—	—
Net cash used in financing activities	(5.0)	(247.3)
Effect of currency exchange rate changes on cash and cash equivalents	1.1	(3.7)
Decrease in cash and cash equivalents	(1.1)	(395.4)
Cash and cash equivalents, beginning of period	326.1	721.5
Cash and cash equivalents, end of period	$325.0	$326.1
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$12.7	$23.1
Cash paid for interest on note and credit arrangements	$19.9	$46.3
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment purchases unpaid and included in accounts payable	$5.7	$10.3

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three months and years ended December 31, 2019 and 2018. In the tables, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. The Company believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability, as well as provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes since these measures provide additional transparency to the Company's core operations.
In the tables, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the tables in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
The following are the non-GAAP financial measures presented in the table:

•
Net Sales Constant Currency (a non-GAAP financial measure)- is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.

•
Net Sales Constant Currency Excluding Market Exits (a non-GAAP financial measure)- is defined as Net Sales Constant Currency less the impact on net sales resulting from the exit of non-profitable geographic markets associated with the 2018 Restructuring and Repositioning Plan.

•
Adjusted EBIT (a non-GAAP financial measure)- is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; and (xiii) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.

•
Adjusted EBITDA (a non-GAAP financial measure)- is defined as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

•
Adjusted Earnings Per Share (a non-GAAP financial measure)- is defined as earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset impairments; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) shareholder activism and other related costs; (xi) certain discrete tax items; and (xii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.

•
Adjusted Gross Profit (a non-GAAP financial measure)- is defined as gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; and (iii) amortization of acquired inventory fair value adjustment. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.

•
Adjusted Free Cash Flow (a non-GAAP financial measure)- is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, costs related to legacy product, environmental and other claims, shareholder activism and other related costs, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.

•
Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure)- is defined as Adjusted EBIT (on a trailing four quarters basis) divided by stockholders' equity adjusted for: (i) cash and cash equivalents, (ii) debt, (iii) income tax assets and liabilities, (iv) defined benefit pension plan assets and liabilities, and (iv) certain other assets and liabilities. GCP manages its operations with the objective of maximizing sales, earnings and cash flow over time which requires that it successfully balance our growth, profitability and working capital and other investments to support sustainable, long-term financial performance. Management uses Adjusted EBIT Return On Invested Capital as a performance measure in evaluating operating results, making operating, investment and capital allocation decisions and balancing the growth and profitability of its operations.

Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted EBIT Return On Invested Capital, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted Free Cash Flow do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.

Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically has been a material component of net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with U.S. GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with U.S. GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP financial information on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
Analysis of Operations (In millions)	2019	2018	% Change	2019	2018	% Change
Net sales:
Specialty Construction Chemicals	$145.2	$156.1	(7.0)%	$579.1	$643.5	(10.0)%
Specialty Building Materials	113.1	120.0	(5.8)%	434.4	481.9	(9.9)%
Total GCP net sales	$258.3	$276.1	(6.4)%	$1,013.5	$1,125.4	(9.9)%
Net sales by region:
North America	$144.2	$144.6	(0.3)%	$537.4	$571.0	(5.9)%
Europe Middle East Africa (EMEA)	44.1	51.5	(14.4)%	193.5	240.7	(19.6)%
Asia Pacific	56.1	64.0	(12.3)%	222.5	245.6	(9.4)%
Latin America	13.9	16.0	(13.1)%	60.1	68.1	(11.7)%
Total net sales by region	$258.3	$276.1	(6.4)%	$1,013.5	$1,125.4	(9.9)%
Net Sales, Constant Currency:
Specialty Construction Chemicals	$147.0	$156.1	(5.8)%	$596.2	$643.5	(7.4)%
Specialty Building Materials	113.9	120.0	(5.1)%	441.9	481.9	(8.3)%
Total GCP Net Sales, Constant Currency (non-GAAP)	$260.9	$276.1	(5.5)%	$1,038.1	$1,125.4	(7.8)%
Impact of Market Exits:
Specialty Construction Chemicals	$—	$6.2	(100.0)%	$—	$49.0	(100.0)%
Total Impact of Market Exits	$—	$6.2	(100.0)%	$—	$49.0	(100.0)%
Net Sales Constant Currency Excluding Market Exits:
Specialty Construction Chemicals	$147.0	$149.9	(1.9)%	$596.2	$594.5	0.3%
Specialty Building Materials	$113.9	$120.0	(5.1)%	$441.9	$481.9	(8.3)%
Total GCP Net Sales Constant Currency Excluding Market Exits (non-GAAP)	$260.9	$269.9	(3.3)%	$1,038.1	$1,076.4	(3.6)%
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$14.7	$9.0	63.3%	$56.6	$40.2	40.8%
Specialty Building Materials segment operating income	21.7	29.4	(26.2)%	85.8	113.6	(24.5)%
Corporate costs(B)	(4.6)	(4.5)	(2.2)%	(32.8)	(27.3)	20.1%
Certain pension costs(C)	(1.9)	(1.8)	(5.6)%	(7.8)	(7.6)	2.6%
Adjusted EBIT (non-GAAP)	29.9	32.1	(6.9)%	101.8	118.9	(14.4)%
Gain on Brazil tax recoveries, net (D)	(0.3)	—	(100.0)%	0.6	—	100.0%
Shareholder activism and other related costs (E)	(1.6)	—	(100.0)%	(5.3)	—	(100.0)%
Currency losses in Argentina	—	—	—%	—	(1.1)	100.0%
Legacy product, environmental and other claims	—	—	—%	(0.1)	—	(100.0)%
Repositioning expenses	(4.8)	(3.8)	26.3%	(20.4)	(9.6)	NM
Restructuring expenses and asset impairments	(1.1)	(1.6)	(31.3)%	(9.9)	(14.8)	(33.1)%
Pension MTM adjustment and other related costs, net	(13.3)	9.6	NM	(13.3)	8.7	NM
Gain on termination and curtailment of pension and other postretirement plans	1.2	0.1	NM	1.2	0.2	NM
Third-party and other acquisition-related costs	—	(0.4)	100.0%	(0.1)	(2.5)	(96.0)%
Amortization of acquired inventory fair value adjustment	—	—	—%	—	(0.2)	100.0%
Tax indemnification adjustments	(0.5)	(0.5)	—%	(0.5)	(0.5)	—%
Interest expense, net	(5.0)	(5.3)	(5.7)%	(20.0)	(88.9)	(77.5)%
Income tax benefit (expense)	1.4	(10.5)	NM	6.6	(26.3)	NM
Net income (loss) from continuing operations attributable to GCP shareholders (GAAP)	$5.9	$19.7	(70.1)%	$40.6	$(16.1)	NM
Income (loss) from continuing operations attributable to GCP shareholders as a percentage of net sales	2.3%	7.1%	(4.8) pts	4.0%	(1.4)%	5.4 pts
Diluted EPS from continuing operations (GAAP)	$0.08	$0.27	(70.4)%	$0.56	$(0.22)	NM
Adjusted EPS (non-GAAP)	$0.27	$0.29	(6.9)%	$0.81	$0.91	(11.0)%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three months ended December 31,			Year Ended December 31,
Analysis of Operations (In millions)	2019	2018	% Change	2019	2018	% Change
Gross Profit:
Specialty Construction Chemicals	$53.0	$50.2	5.6%	$207.7	$206.9	0.4%
Specialty Building Materials	44.2	50.7	(12.8)%	177.0	205.3	(13.8)%
Adjusted Gross Profit (non-GAAP)	$97.2	$100.9	(3.7)%	$384.7	$412.2	(6.7)%
Amortization of acquired inventory fair value adjustment	—	—	—%	—	(0.2)	100.0%
Corporate costs and pension costs in cost of goods sold	(0.4)	(0.4)	—%	(1.6)	(1.9)	(15.8)%
Total GCP Gross Profit (GAAP)	$96.8	$100.5	(3.7)%	$383.1	$410.1	(6.6)%
Gross Margin:
Specialty Construction Chemicals	36.5%	32.2%	4.3 pts	35.9%	32.2%	3.7 pts
Specialty Building Materials	39.1%	42.3%	(3.2) pts	40.7%	42.6%	(1.9) pts
Adjusted Gross Margin (non-GAAP)	37.6%	36.5%	1.1 pts	38.0%	36.6%	1.4 pts
Corporate costs and pension costs in cost of goods sold	(0.2)%	(0.1)%	0.1 pts	(0.2)%	(0.2)%	0.0 pts
Total GCP Gross Margin (GAAP)	37.5%	36.4%	1.1 pts	37.8%	36.4%	1.4 pts
Adjusted EBIT(A)(B)(C):
Specialty Construction Chemicals segment operating income	$14.7	$9.0	63.3%	$56.6	$40.2	40.8%
Specialty Building Materials segment operating income	21.7	29.4	(26.2)%	85.8	113.6	(24.5)%
Corporate and certain pension costs	(6.5)	(6.3)	(3.2)%	(40.6)	(34.9)	16.3%
Total GCP Adjusted EBIT (non-GAAP)	$29.9	$32.1	(6.9)%	$101.8	$118.9	(14.4)%
Depreciation and amortization:
Specialty Construction Chemicals	$6.9	$6.2	11.3%	$24.4	$24.2	0.8%
Specialty Building Materials	3.6	3.8	(5.3)%	14.8	14.7	0.7%
Corporate	1.1	0.7	57.1%	4.0	3.1	29.0%
Total GCP	$11.6	$10.7	8.4%	$43.2	$42.0	2.9%
Adjusted EBITDA:
Specialty Construction Chemicals	$21.6	$15.2	42.1%	$81.0	$64.4	25.8%
Specialty Building Materials	25.3	33.2	(23.8)%	100.6	128.3	(21.6)%
Corporate and certain pension costs	(5.4)	(5.6)	3.6%	(36.6)	(31.8)	15.1%
Total GCP Adjusted EBITDA (non-GAAP)	$41.5	$42.8	(3.0)%	$145.0	$160.9	(9.9)%
Adjusted EBIT Margin:
Specialty Construction Chemicals	10.1%	5.8%	4.3 pts	9.8%	6.2%	3.6 pts
Specialty Building Materials	19.2%	24.5%	(5.3) pts	19.8%	23.6%	(3.8) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	11.6%	11.6%	0.0 pts	10.0%	10.6%	(0.6) pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	14.9%	9.7%	5.2 pts	14.0%	10.0%	4.0 pts
Specialty Building Materials	22.4%	27.7%	(5.3) pts	23.2%	26.6%	(3.4) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	16.1%	15.5%	0.6 pts	14.3%	14.3%	0.0 pts

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)
(In millions)	Four Quarters Ended
	December 31, 2019	December 31, 2018
Calculation of Return on Stockholders' Equity and Adjusted EBIT Return On Invested Capital (trailing four quarters):
Income (loss) from continuing operations attributable to GCP shareholders (trailing four quarters):	$40.6	$(16.1)
Stockholders' Equity (end of period)	541.1	481.4
Assets:
Cash and cash equivalents	(325.0)	(326.1)
Pension plans	(25.0)	(22.5)
Income taxes	(26.1)	(25.5)
Other current assets (F)	(8.2)	(10.4)
Other assets (G)	(3.1)	(4.1)
Assets held for sale*	(0.5)	(4.1)
Subtotal	(387.9)	(392.7)
Liabilities:
Debt*	349.2	356.7
Income taxes	96.7	112.9
Pension plans	67.5	48.1
Other current liabilities (H)	20.3	50.4
Other liabilities (I)	2.2	1.7
Liabilities held for sale	—	0.4
Subtotal	535.9	570.2
Total invested capital (end of period)	$689.1	$658.9
Return on Stockholders' Equity	7.5%	(3.3)%
Adjusted EBIT (trailing four quarters)	$101.8	$118.9
Adjusted EBIT Return On Invested Capital (non-GAAP)	14.8%	18.0%
___________________________________________________________________________________________________________________

(A)	Our segment operating income includes only our share of income of consolidated joint ventures.

(B)	Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments.

(C)
Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. SCC and SBM segment operating income and corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of our businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments and other related costs are primarily attributable to changes in financial market values and actuarial assumptions and are not directly related to the operations of our businesses.

(D)
Gain on Brazil tax recoveries, net primarily consists of a $1.7 million pre-tax gain related to indirect tax recoveries, and $1.1 million of legal fees and other charges relating to indirect and income tax recoveries.

(E)
Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by one of our shareholders seeking changes in the composition of our Board of Directors and nomination of candidates to stand for election at the 2019 and 2020 Annual Shareholders' Meetings, as well as other related matters.

(F)	Other current assets consist of income taxes receivable.

(G)	Other assets consist of capitalized financing fees.

(H)	Other current liabilities consist of income taxes, restructuring, repositioning, accrued interest and liabilities incurred in association with the Darex divestiture.

(I)	Other liabilities consist of other postretirement benefits liabilities.

*	Consists of current and non-current components.

NM	Not meaningful.

(In millions)	Year Ended December 31,
	2019	2018
Cash flow measure:
Net cash provided by operating activities from continuing operations	$78.0	$75.4
Capital expenditures	(61.6)	(55.0)
Free Cash Flow (non-GAAP)	16.4	20.4
Cash paid for repositioning	21.2	5.5
Cash paid for restructuring	11.3	9.1
Cash paid for third-party and other acquisition-related costs	0.5	2.4
Cash paid for shareholder activism and other related costs	3.7	—
Capital expenditures related to repositioning	6.0	6.8
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs, shareholder activism and other related costs	(9.1)	(3.1)
Accelerated pension plan contributions	—	2.9
Adjusted Free Cash Flow (non-GAAP)	$50.0	$44.0

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)
	Three Months Ended December 31,
	2019				2018
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$0.08				$0.27
Repositioning expenses	4.8	1.2	3.6	0.05	3.8	0.9	2.9	0.04
Restructuring expenses	1.1	0.1	1.0	0.01	1.6	0.4	1.2	0.02
Pension MTM adjustment and other related costs, net	13.3	3.5	9.8	0.13	(9.6)	(2.4)	(7.2)	(0.10)
Gain on termination and curtailment of pension and other postretirement plans	(1.2)	(0.3)	(0.9)	(0.01)	(0.1)	—	(0.1)	—
Third-party and other acquisition-related costs	—	—	—	—	0.4	0.1	0.3	—
Gain on Brazil tax recoveries, net	0.3	0.1	0.2	—	—	—	—	—
Shareholder activism and other related costs	1.6	0.4	1.2	0.02	—	—	—	—
Tax indemnification adjustments	0.5	—	0.5	0.01	0.5	(0.1)	0.6	0.01
Discrete tax items, including adjustments to uncertain tax positions	—	1.4	(1.4)	(0.02)	—	(3.3)	3.3	0.05
Adjusted EPS (non-GAAP)				$0.27				$0.29

	Year Ended December 31,
	2019				2018
(In millions, except per share amounts)	Pre-Tax	Tax Effect	After-Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (GAAP)				$0.56				$(0.22)
Legacy product, environmental and other claims	0.1	—	0.1	—	—	—	—	—
Repositioning expenses	20.4	5.1	15.3	0.21	9.6	2.4	7.2	0.10
Restructuring expenses	9.9	1.1	8.8	0.12	14.8	3.3	11.5	0.16
Pension MTM adjustment and other related costs, net	13.3	3.5	9.8	0.13	(8.7)	(2.1)	(6.6)	(0.09)
Gain on termination and curtailment of pension and other postretirement plans	(1.2)	(0.3)	(0.9)	(0.01)	(0.2)	(0.1)	(0.1)	—
Third-party and other acquisition-related costs	0.1	—	0.1	—	2.5	0.6	1.9	0.03
Amortization of acquired inventory fair value adjustment	—	—	—	—	0.2	—	0.2	—
Currency losses in Argentina	—	—	—	—	1.1	—	1.1	0.02
Loss on debt refinancing	—	—	—	—	59.8	14.8	45.0	0.62
Tax indemnification adjustments	0.5	—	0.5	0.01	0.5	(0.1)	0.6	0.01
Shareholder activism and other related costs	5.3	1.3	4.0	0.05	—	—	—	—
Gain on Brazil tax recoveries, net	(0.6)	(0.2)	(0.4)	—	—	—	—	—
Discrete tax items, including adjustments to uncertain tax positions(1)	—	18.6	(18.6)	(0.26)	—	(20.7)	20.7	0.28
Adjusted EPS (non-GAAP)				$0.81				$0.91
__________________________

(1)	Discrete tax items consist primarily of tax benefits of $20.2 million in 2019 due to the release of uncertain tax benefit liabilities and charges of $17.9 million in 2018 related to the 2017 Tax Act.